Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Second Amended and Restated Executive Employment Agreement (“Amendment”) is made and entered into as of this 12th, day of March, 2026 (the “Effective Date”) by and between Aptose Biosciences Inc. (the “Corporation”) and Dr. William G. Rice (“Executive”). As used in this Amendment, “Party” means either the Corporation or the Executive, as the case may be, and “Parties” means both of them.

WITNESSETH THAT:

WHEREAS, the Corporation and the Executive entered into that certain Second Amended and Restated Employment Agreement dated as of April 29, 2024 (the “Second Restated Agreement”) as an amendment and restatement of the Amended and Restated Executive Employment Agreement entered into by the Corporation and the Executive dated as of August 19, 2014 (the “Prior Agreement”); and

WHEREAS, the Parties now desire to amend certain terms of the Second Restated Agreement in the manner reflected herein, effective on the date hereof, to clarify certain provisions in the Second Restated Agreement and the Prior Agreement. Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Second Restated Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements hereinafter set forth, IT IS HEREBY AGREED, as follows:

1. Section 4.3 of the Second Restated Agreement is amended, for purposes of clarity, by adding the following to the end thereof:

“Notwithstanding any provision in this Agreement or the Prior Agreement, the Corporation and the Executive agree that no Deferred Compensation Plan benefit was earned by the Executive under the Agreement or the Prior Agreement because the Corporation and the Executive did not negotiate or establish any terms with respect to vesting or payment of any Deferred Compensation Plan benefit. Accordingly, references in this Agreement and the Prior Agreement to any benefit under the Deferred Compensation Plan shall be disregarded.”

2. Section 15 of the Second Restated Agreement is amended, for purposes of clarity, by adding the following to the end thereof:

“The Executive acknowledges that, except as specifically provided in Section 5.3 of the Agreement (related to tax equalization), the Executive is solely responsible for all individual taxes, interest and penalties, and any required withholding, of any kind related to compensation and benefits described in this Agreement and the Prior Agreement (including, without limitation, any taxes, interest and penalties related to any Deferred Compensation Plan benefit described in this Agreement and the Prior Agreement). The Executive shall indemnify the Corporation for any individual taxes, interest and penalties imposed on the Corporation in connection with the Executive’s Deferred Compensation Plan benefit. Notwithstanding any provision herein to the contrary, the Corporation reserves the right to seek future indemnification by the Executive of any corporate employment taxes imposed on the Corporation in connection with the same.”

3. Schedule A of the Second Restated Agreement is amended by adding the following to the end of item six thereof:

“Notwithstanding the forgoing, the Corporation and the Executive agree that no benefit under the Deferred Compensation Plan was earned by the Executive under this Agreement or the Prior Agreement because the Corporation and the Executive did not negotiate or establish any terms with respect to vesting or payment of any Deferred Compensation Plan benefit.”

The Executive acknowledges that it has had sufficient time to review and consider this Amendment thoroughly, and acknowledges that it has read and understands the terms of this Amendment and the Executive’s obligations under this Amendment. The Executive acknowledges that it has been given the opportunity to obtain independent legal advice, or other advice as the Executive may desire, concerning the interpretation and effect of this Amendment, and by signing this Amendment the Executive has either obtained advice or voluntarily waived the Executive’s opportunity to receive same. The Executive acknowledges that it is entering into the Amendment voluntarily.

This Amendment may be signed in counterparts. Each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument. Executed counterparts may be delivered by telecopier or other electronic delivery.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Corporation has caused these presents to be executed on its behalf, all as of the day and year first above written.

Aptose Biosciences Inc.

By:
Name:
Title:

William G. Rice, Executive